SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008 (February 1, 2008)
PSB GROUP, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-50301 (Commission File No.)	42-1591104 (IRS Employer Identification No.)
1800 East Twelve Mile Road, Madison Heights, Michigan 48071
          (Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (248) 548-2900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On February 1, 2008, PSB Group, Inc. (the “Company”) announced that Peoples State Bank (the “Bank”), the wholly-owned subsidiary of the Company has entered into a memorandum of understanding (“MOU”) with the Michigan Office of Financial and Insurance Services (the “OFIS”) and the Federal Deposit Insurance Corporation (the “FDIC”). The MOU, which relates primarily to the Bank’s asset quality and loan loss reserves, among other things, requires that the Bank maintain its Tier 1 capital to Assets ratio at not less than 8% and that prior to declaring or paying and dividend to the Company, the Bank must obtain the prior written consent of the OFIS and the FDIC.
     This Form 8-K/A is being filed to supplement the earlier Form 8-K to reflect the imposition by the Federal Reserve Bank of Chicago of a similar restriction to those imposed by the FDIC and OFIS. Specifically, the Federal Reserve Bank of Chicago is requiring that the Company’s board of directors obtain prior written approval before paying corporate dividends, incurring debt, or purchasing/redeeming shares of the Company’s stock. The Federal Reserve Bank of Chicago’s action follows its review of the Company during the week of February 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB GROUP, INC.
Dated: March 26, 2008	By:	/s/David A. Wilson
David A. Wilson
Senior Vice President Chief Financial Officer